Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO THE

SALE AND SERVICING AGREEMENT

Amendment No. 1, dated as of October 26, 2006 (the “Amendment”), to the Sale and Servicing Agreement (the “Agreement”) dated as of June 1, 2006, by and among ACCREDITED HOME LENDERS, INC., a California corporation, as sponsor and as servicer (the “Sponsor” or the “Servicer,” as applicable), ACCREDITED MORTGAGE LOAN TRUST 2006-2, a Delaware statutory trust, as issuing entity (the “Issuing Entity”), ACCREDITED MORTGAGE LOAN REIT TRUST, a Maryland real estate investment trust, as depositor (the “Depositor”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the parties hereto have entered into the Agreement;

WHEREAS, the parties to the Agreement desire to amend certain provisions of the Agreement as set forth in this Amendment;

WHEREAS, Section 10.03(a) of the Agreement permits the amendment thereof by the Issuing Entity, the Servicer, the Depositor, the Sponsor and the Indenture Trustee and providing an Opinion of Counsel to the Indenture Trustee.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 10.03(a) thereof, and restate certain provisions thereof, as follows:

1. The Amendment. The first sentence of Section 5.25(a) is hereby amended by deleting the words “on behalf of the Issuing Entity,” after the word “Servicer” so that the first sentence reads as follows:

The Servicer is hereby authorized to enter into a facility (such an arrangement, an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Delinquency Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Delinquency Advances and/or Servicing Advances.

2. Effect of Amendment. This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith upon the occurrence of the receipt by the Indenture Trustee of an Opinion of Counsel that this Amendment does not adversely affect in any material respect the interests of any Noteholder or the Swap Provider and will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuing Entity to be subject to federal income tax. This Amendment, once effective, shall be effective as of the date first set forth above. The Indenture Trustee shall give prompt written notice to the Rating Agencies and the Swap Provider of this Amendment pursuant to Section 10.03(a) of the Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Sponsor, the Servicer, the Issuing Entity, the Indenture Trustee, each of the Noteholders and the Certificateholder shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

4. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

5. Counterparts. This Amendment may be executed by the Parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such Party shall have been received.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

7. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by U.S. Bank Trust National Association, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment or any other related documents.

8. Authorization. The Depositor hereby authorizes and directs U.S. Bank Trust National Association as Owner Trustee to execute and deliver this Amendment.

IN WITNESS WHEREOF, the Sponsor, the Issuing Entity, the Servicer and the Indenture Trustee, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

ACCREDITED HOME LENDERS, INC., as Sponsor and Servicer

By:	/s/ Charles O. Ryan
	Name:	Charles O. Ryan
	Title:	Securitization Coordinator

ACCREDITED MORTGAGE LOAN TRUST 2006-2, by: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:	/s/ Karlene Benvenuto
	Name:	Karlene Benvenuto
	Title:	Authorized Signer

By:	/s/ Melissa Wilman
	Name:	Melissa Wilman
	Title:	Vice President

ACCREDITED MORTGAGE LOAN REIT TRUST, as Depositor

By:	/s/ Melissa Dant
	Name:	Melissa Dant
	Title:	Associate General Counsel - Finance, Ass’t Vice President, and Ass’t Secretary

[Signature Page for Amendment No. 1 to the Sale and Servicing Agreement]